Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

E2open Parent Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Carried Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value (2)	Rule 457(g)	29,079,972	$11.50 (3)	$334,419,678 (3)	$0.0001091	$36,485.19
Equity	Class A common stock, $0.0001 par value (4)	Rule 457(c)	215,045,300	$9.55 (5)	$2,053,682,615 (5)	$0.0001091	$224,056.77
Equity	Warrants to purchase Class A common stock (6)		15,280,000	$ —	$ —	$ —	$ — (7)
Total Offering Amounts					$2,388,102,293		$260,541.96
Total Fees Previously Paid							$260,541.96
Total Fee Offsets							$ —
Net Fee Due							$ —

(1)

Pursuant to Rule 416 under the Securities Act of 1933, an amended (“Securities Act”) the Registrant is also registering an indeterminate number of additional shares of Class A common stock that become issuable to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Consists of: (i) 13,799,972 shares of Class A common stock that may be issued upon exercise of the public warrants based on the number of public warrants outstanding as of March 2, 2021; (ii) 10,280,000 shares of Class A common stock that may be issued upon exercise of the private placement warrants; and (iii) 5,000,000 shares of Class A common stock that may be issued upon exercise of the forward purchase warrants. The aggregate number of shares of Class A common stock shall be adjusted to include any additional shares of Class A common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Calculated pursuant to Rule 457(g) under the Securities Act based on the fixed conversion or exercise price per share of the Class A common stock issuable upon exercise of the public warrants, private placement warrants and forward purchase warrants.

(4)

Consists of the following shares of Class A common stock registered for resale by the selling holders: (i) 10,280,000 shares of Class A common stock underlying the private placement warrants; (ii) 5,000,000 shares of Class A common stock underlying the forward purchase warrants; (iii) 43,289,370 shares of Class A common stock issued in the merger of CC Neuberger Principal Holdings I (“CCNB1”) and E2open Holdings, LLC (“E2open Holdings”) and its subsidiaries; (iv) 8,113,752 shares of Class A common stock issuable upon conversion of an equal number of shares of Series B-1 common stock; (v) 3,368,217 shares of Class A common stock issuable upon conversion of an equal number of shares of Series B-2 common stock; (vi) 35,636,680 shares of Class A common stock issuable upon the exchange of limited liability company interests (“Common Units”) of E2open Holdings and the surrender and cancellation of a corresponding number of shares of Class V common stock; (vii) 7,007,281 shares of Class A common stock issuable upon (a) the conversion of restricted common units (“RCU”) into Common Units, and (b) the exchange of such Common Units and the surrender and cancellation of a corresponding number of shares of Class V common stock; (viii) 12,766,286 shares of Class A common stock held by CC Neuberger Principal Holdings I Sponsor, LLC (the “Sponsor”) and 83,714 shares held by CCNB1’s independent directors; (ix) 69,500,000 shares of Class A common stock issued in the PIPE investment; (x) 6,830 shares of Class A common stock granted to one of our directors; and (xi) 20,000,000 forward purchase shares. The aggregate number of shares of Class A common stock shall be adjusted to include any additional shares of Class A common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A common stock on March 2, 2021, as reported on the New York Stock Exchange, under the symbol “ETWO.”

(6)	Consists of: (i) 10,280,000 private placement warrants and (ii) 5,000,000 forward purchase warrants.
(7)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required with respect to the private placement warrants and forward purchase warrants.

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